Exhibit 99.1

Tenet Concludes Conifer Strategic Review Process and Plans to Complete a Tax-Free Spin-Off of the Business by the end of the Second Quarter of 2021

Company Reaffirms Adjusted EBITDA Outlook for the Second Quarter and Full Year 2019

Tenet Announces CEO Transition at Conifer

DALLAS – July 24, 2019 – Tenet Healthcare Corporation (NYSE: THC) today announced its intention to pursue a tax-free spin-off of its Conifer business as a separate, independent publicly traded company. The company expects to complete the spin-off by the end of the second quarter of 2021. This announcement is the culmination of the Conifer strategic review process announced in December 2017.

Ronald A. Rittenmeyer, Executive Chairman and CEO, said, “After an extensive review of Conifer’s strategic alternatives, in which we evaluated multiple options for the business while simultaneously driving significant and sustainable improvements in performance, we are pleased to announce plans to spin off Conifer into a separate, publicly traded company. This decision supports our longstanding objectives to maximize the value of Conifer, build on its strong growth potential and deliver the best outcome for Conifer and for Tenet shareholders.”

Rittenmeyer continued, “Conifer has unmatched experience and scale in offering revenue cycle management solutions for healthcare providers and a proven track record of delivering high-touch, high-value services to clients. Pursuing a tax-free spin-off is an important step forward in Conifer’s evolution, and we believe the business is well-positioned to capitalize on its growth opportunities as a standalone company.”

Rittenmeyer added, “We were pleased with Tenet’s performance in the second quarter, with Adjusted EBITDA comfortably within our Outlook range and consistent with consensus estimates. Volume growth strengthened in our hospital business, with increases in both admissions and adjusted admissions. USPI also delivered favorable volume growth and Conifer had another strong quarter. We remain excited about the future of our healthcare services offerings at our 65 hospitals and approximately 500 outpatient centers which will remain part of the Tenet enterprise.”

Conifer is a technology-enabled healthcare services company providing outsourced revenue cycle management and population health management services to health systems, physicians and employer groups across the country. With more than 30 years of healthcare industry experience, Conifer helps clients strengthen their financial and clinical performance, serve their communities and succeed at the business of healthcare. As one of the nation’s leading providers, Conifer manages more than 17 million unique patient interactions and approximately $25 billion in net patient revenue annually. During 2018, Conifer generated $1.533 billion of revenue and $357 million of Adjusted EBITDA, representing a 26% increase in Adjusted EBITDA over 2017.

The separation process will include a thorough review of the necessary executive leadership changes, Board membership needs and key commercial milestones that Conifer must achieve in order to provide the optimal governance structures and business foundations for a successful public company. Specific details about these actions and milestones will be made available in due course.

Among other things, the spin-off will be subject to finalization of the entity structure of the spun-off business, assurance that the separation will be tax-free to Tenet’s shareholders for U.S. federal income tax purposes, executing a restructured services agreement between Conifer and Tenet, finalization of Conifer’s capital structure, the effectiveness of appropriate filings with the Securities and Exchange Commission, final approval from the Tenet Board of Directors, and other customary conditions. The spin-off will not require a vote by Tenet shareholders and is supported by Common Spirit which owns a minority interest in Conifer Health Solutions, LLC. The transaction is being targeted for completion by the end of the second quarter of 2021, but there can be no assurance regarding the timeframe for completing the spin-off, the allocation of assets and liabilities between Tenet and Conifer, or that the spin-off will be completed at all.

Goldman Sachs & Co. LLC is acting as financial advisor and Willkie Farr & Gallagher LLP is acting as legal counsel to Tenet.

Conifer CEO Transition

Kyle Burtnett, Chief Operating Officer of Conifer Health Solutions, has been appointed Interim CEO of Conifer, effective today. Stephen M. Mooney, Chief Executive Officer of Conifer, has stepped down from his position. Tenet is conducting a national search for a permanent CEO of Conifer, and will evaluate both internal and external candidates with the assistance of a leading search firm.

Mr. Rittenmeyer said, “Kyle brings more than 15 years of healthcare experience, having served in many different leadership roles at Tenet, USPI and Conifer. As Conifer’s COO, Kyle has been a driving force behind the company’s exceptional cost management and margin improvement. His operational rigor and tenacity has helped to sharpen all corners of the organization to be more efficient and effective. I look forward to working with him to advance the many important initiatives underway at Conifer.”

Rittenmeyer continued, “On behalf of all of us at Tenet, I would like to thank Steve for his significant contributions and many years of service. After helping to launch Conifer in 2008, Steve helped build it into the successful organization it is today and solidify its position as an industry leader with a compelling runway for growth. We are grateful to Steve for his dedication and lasting impact, and we wish him the best.”

Kyle Burtnett joined Conifer as the company’s first Chief Operating Officer in October 2017, and has been instrumental in driving initiatives that have helped the company become more efficient and focused, including achieving significant improvements in financial performance. Burtnett previously served as President, Ambulatory Services and Chief Integration Officer for Tenet’s United Surgical Partners International (USPI) subsidiary. Prior to USPI, he served as Senior Vice President of Tenet’s Outpatient Services Division. His leadership in building and operating a successful outpatient business at Tenet ultimately resulted in the company’s joint venture with USPI in 2015, which created the largest provider of ambulatory services in the country. Burtnett joined Tenet in 2003 as an associate in the company’s leadership development program. He earned a Bachelor of Science degree in management from the U.S. Air Force Academy, and an MBA from the University of Southern California, Marshall School of Business.

Conference Call

Members of Tenet’s management team will discuss today’s announcement on a conference call at 7:30am Eastern Time / 6:30am Central Time. A live webcast and accompanying presentation will be accessible through the investor relations section of Tenet’s website at www.tenethealth.com/investors.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a national diversified healthcare services company headquartered in Dallas, TX, with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other outpatient facilities. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. At the center of everything we do is a commitment to deliver the right care, in the right place, at the right time, and to continually improve and advance the healthcare delivery system in the markets we serve. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Investor Contact Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the outcome of the proposed spin-off of our Conifer business, including the anticipated timeframe to complete the transaction, its costs and expected benefits, and our ability to meet related conditions, as well as the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2018, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

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